EXHIBIT 10.16

                         LIFESPAN PARTICIPANT AGREEMENT

By and between CRYO-CELL International, Inc., 604 Packard Court, Safety Harbor, FL, 34695, (hereafter CCEL) and HNMC, Inc. (DBA Houston Northwest Medical Center), 710 FM 1960 West, Houston, TX, 77090, (hereafter Participant).

For mutual consideration between the parties which is hereby acknowledged, it is agreed:

1. Participant agrees to become a member of the Lifespan Cellular Banking Network and will receive use of a CCEL Cellular Storage Unit at no charge by CCEL. The unit is capable of storing approximately 35,000 5cc vials. The Participant agrees to store fractionated cord blood in the unit. This equipment will be located and operated by Participant at no cost to CCEL.

2. CCEL will provide the Participant the free use of a bar-code scanner, bar-code label maker, and NPBI Compomat cellular separation device (currently bags can be used for research, NPBI to get FDA approval for autologous use).

3. CCEL will provide the Participant with the pro-bono use of 880 spaces in the CCEL Cellular Storage Unit to be used for research, or any purpose other than allogeneic and "paid for" autologous storage.

4. CCEL will collect a minimum of $50.00 in storage fees per vial per year for 33,000 autologous and allogeneic storage spaces in the CCEL Cellular Storage Unit. These funds received will be distributed as follows:

     a. 25% (twenty-five percent) of the gross revenues will be paid to Participant or its designee,

     b. 75% (seventy-five percent) of the gross revenue will be retained by CCEL.

     CCEL will handle all of the funds generated by the Lifespan cellular storage program.

5. Participant agrees to enhance the utilization of the CCEL Cellular Storage Unit by encouraging the cryopreservation of cord/placental blood for autologous (self) use.

6. Participant agrees not to engage in a "paid for" cellular storage program except in conjunction with the CCEL Lifespan program.

7. Participant agrees that once the CCEL units are linked together, by computer, with other Lifespan Participants, information that is not of confidential nature will be exchanged in order to enhance locating a matching donor.

8. This agreement is valid for a period of 10 (ten) years and will automatically renew for additional 5 (five) year periods unless either party notifies the other of its desire to cancel the agreement. The cancellation request must be made in writing and received by the other party at least 60 (sixty) days prior to the expiration of the agreement. If Participant does not renew the agreement, then the specimens stored in the CCEL Cellular Storage Unit will remain with the unit as it is moved. Participant agrees not to engage in "paid for" cellular storage for a period of 2 (two) years thereafter.

9. CCEL agrees to indemnify Lifespan Participant for all claims, suits, judgments or damages (including court costs and attorneys' fees) arising out of any intentional or negligent acts of CCEL or any of its agents, personnel and/or staff with regard to the Lifespan Program. Lifespan Participant agrees to indemnify CCEL for all claims, suits, judgments or damages (including court costs and attorneys' fees) arising out of any intentional or negligent acts of Lifespan Participant or any of its agents, personnel and/or staff with regard to the Lifespan Program.

Agreed to this 30th day of November, 1996.

CRYO-CELL International, Inc.                 HNMC, Inc.
                                              Lifespan Participant

By:  /s/ WILLIAM C. HARDY                     By: /s/ CHARLES N. MARTIN, JR.
     ------------------------                     --------------------------
William C. Hardy                              Name:  Charles N. Martin, Jr.
President & Chief Operating Officer           Title:   President. Chairman & CEO
604 Packard Court                             710 FM 1960 West
Safety Harbor, FL   34695                     Houston, TX, 77090
Phone: (813) 938-3114                         Phone: (281) 440-1000
Fax:     (813) 934-1007                       Fax:     (281) 440-2432

           ONE THIRD-SINGLE UNIT REVENUE SHARING PARTNERSHIP AGREEMENT

One Third-Single Unit Revenue Sharing Partnership covers 11,000 half-spaces in a unit. One-time Partnership fee: $333,333 (one-third million dollars) or approximately $30.30 per half-space.
Minimum annual storage fee per space:  $50.00 (fifty dollars).
Partnership Term: A permanent partnership shall remain in effect as long as CRYO-CELL International, Inc., and/or any successor, continue to store cellular specimens commercially.

Lifespan Site:  HNMC, Inc. (DBA Houston Northwest Medical Center)    Territory: ____________________

Lifespan Director: _____________________________________________     Unit No: ______________________

Partner's entitlement is one-half of CRYO-CELL's 75% share of the collected annual cellular storage fees generated from one-third of the storage in the above unit. Partner will receive their entitlement within 30 days (thirty days) following the end of the quarter in which CRYO-CELL received the revenues.

                       SINGLE UNIT REVENUE SHARING PARTNER

Name:  HNMC, Inc. (DBA Houston Northwest Medical Center)

Address:  710 FM 1960 West, Houston, TX   77090

Phone:  (281) 440-1000              Fax:  (281) 440-2432

                              TERMS OF SINGLE UNIT
                           REVENUE SHARING PARTNERSHIP
                                   ($333,333)

$_____________ non-refundable deposit

Balance of $ ___________ due within 30 days of the signing of this agreement

From a portion of their entitlement, Partner will equally bear the cost of billing and collection of annual storage fees on one-third of the storage in the above unit. In addition, they agree to pay one-sixth of the cost of the extended annual warranty fee of $7,500.00. In no instance will Partner be ever called on for an additional cash infusion.

CRYO-CELL agrees not to offer Partnerships for any new units in the above territory until the unit identified above has generated a minimum of 33,000 "paid for" half-spaces at $50.00 (or more) per year, so as not to negatively impact Partner's entitlement.

CRYO-CELL shall have the opportunity to operate additional units in the territory without a partnership. However, if CRYO-CELL decides to enter into such an agreement, Partner shall be granted first right of refusal to participate in a partnership for an additional unit under the same financial terms and conditions as the above unit. CRYO-CELL will, as soon as possible, refill any empty spaces that result from attrition, by immediately diverting all new storage specimens to the above unit until it has been refilled to capacity.

CRYO-CELL will hold Partner harmless against any claims resulting from cellular storage activities.

CRYO-CELL agrees to provide marketing tapes, brochures and sales aides at no cost to Partner.

Terms of this Revenue Sharing Partnership agreement cannot be changed unless mutually agreed to, in writing, by the Partner and CRYO-CELL (or any successor entity).

Agreed to this 30th day of November, 1996.

CRYO-CELL International, Inc.            HNMC, Inc. (DBA Houston Northwest Medical Center)
                                         One Third-Single Unit Revenue Sharing Partner

By:  /s/ WILLIAM C. HARDY                By:   /s/ CHARLES N. MARTIN, JR.
     ------------------------                  -------------------------------
William C. Hardy                         Name:    Charles N. Martin, Jr.
President & Chief Operating Officer      Title:   Chairman, President & CEO

                         LIFESPAN PARTICIPANT AGREEMENT

By and between CRYO-CELL International, Inc., 604 Packard Court, Safety Harbor, FL, 34695, (hereafter CCEL) and Saint Vincent Hospital, L.L.C., 25 Winthrop Street, Worcester, MA, 01604-4593, (hereafter Participant).

For mutual consideration between the parties which is hereby acknowledged, it is agreed:

1. Participant agrees to become a member of the Lifespan Cellular Banking Network and will receive use of a CCEL Cellular Storage Unit at no charge by CCEL. The unit is capable of storing approximately 35,000 5cc vials. The Participant agrees to store fractionated cord blood in the unit. This equipment will be located and operated by Participant at no cost to CCEL.

2. CCEL will provide the Participant the free use of a bar-code scanner, bar-code label maker, and NPBI Compomat cellular separation device (currently bags can be used for research, NPBI to get FDA approval for autologous use).

3. CCEL will provide the Participant with the pro-bono use of 880 spaces in the CCEL Cellular Storage Unit to be used for research, or any purpose other than allogeneic and "paid for" autologous storage.

4. CCEL will collect a minimum of $50.00 in storage fees per vial per year for 33,000 autologous and allogeneic storage spaces in the CCEL Cellular Storage Unit. These funds received will be distributed as follows:

     a. 25% (twenty-five percent) of the gross revenues will be paid to Participant or its designee,

     b. 75% (seventy-five percent) of the gross revenue will be retained by CCEL.

     CCEL will handle all of the funds generated by the Lifespan cellular storage program.

5. Participant agrees to enhance the utilization of the CCEL Cellular Storage Unit by encouraging the cryopreservation of cord/placental blood for autologous (self) use.

6. Participant agrees not to engage in a "paid for" cellular storage program except in conjunction with the CCEL Lifespan program.

7. Participant agrees that once the CCEL units are linked together, by computer, with other Lifespan Participants, information that is not of confidential nature will be exchanged in order to enhance locating a matching donor.

8. This agreement is valid for a period of 10 (ten) years and will automatically renew for additional 5 (five) year periods unless either party notifies the other of its desire to cancel the agreement. The cancellation request must be made in writing and received by the other party at least 60 (sixty) days prior to the expiration of the agreement. If Participant does not renew the agreement, then the specimens stored in the CCEL Cellular Storage Unit will remain with the unit as it is moved. Participant agrees not to engage in "paid for" cellular storage for a period of 2 (two) years thereafter.

9. CCEL agrees to indemnify Lifespan Participant for all claims, suits, judgments or damages (including court costs and attorneys' fees) arising out of any intentional or negligent acts of CCEL or any of its agents, personnel and/or staff with regard to the Lifespan Program. Lifespan Participant agrees to indemnify CCEL for all claims, suits, judgments or damages (including court costs and attorneys' fees) arising out of any intentional or negligent acts of Lifespan Participant or any of its agents, personnel and/or staff with regard to the Lifespan Program.

Agreed to this 30th day of November, 1996.



CRYO-CELL International, Inc.           Saint Vincent Hospital, L.L.C.
                                        Lifespan Participant

By:  /s/ WILLIAM C. HARDY               By:   /s/ CHARLES N. MARTIN, JR.
     --------------------------              ---------------------------
William C. Hardy                        Name:  Charles N. Martin, Jr.
President & Chief Operating Officer     Title:  Chairman, President & CEO
604 Packard Court                       25 Winthrop Street
Safety Harbor, FL   34695               Worcester, MA, 01604-4593
Phone: (813) 938-3114                   Phone: (508) 798-6211
Fax:     (813) 934-1007                 Fax:     (508) 798-1117

           ONE THIRD-SINGLE UNIT REVENUE SHARING PARTNERSHIP AGREEMENT

One Third-Single Unit Revenue Sharing Partnership covers 11,000 half-spaces in a unit.
One-time Partnership fee: $333,333 (one-third million dollars) or approximately $30.30 per half-space.
Minimum annual storage fee per space:  $50.00 (fifty dollars).
Partnership Term: A permanent partnership shall remain in effect as long as CRYO-CELL International, Inc., and/or any successor, continue to store cellular specimens commercially.

Lifespan Site:  Saint Vincent Hospital, L.L.C.      Territory: ________________

Lifespan Director: __________________________       Unit No:  _________________

Partner's entitlement is one-half of CRYO-CELL's 75% share of the collected annual cellular storage fees generated from one-third of the storage in the above unit. Partner will receive their entitlement within 30 days (thirty days) following the end of the quarter in which CRYO-CELL received the revenues.

                       SINGLE UNIT REVENUE SHARING PARTNER

Name: Saint Vincent Hospital, L.L.C.

Address: 25 Winthrop Street, Worcester, MA, 01604-4593

Phone: (508) 798-6211               Fax:  (508) 798-1117

                              TERMS OF SINGLE UNIT
                           REVENUE SHARING PARTNERSHIP
                                   ($333,333)

$  __________  non-refundable deposit

Balance of $  __________  due within 30 days of the signing of this agreement

From a portion of their entitlement, Partner will equally bear the cost of billing and collection of annual storage fees on one-third of the storage in the above unit. In addition, they agree to pay one-sixth of the cost of the extended annual warranty fee of $7,500.00. In no instance will Partner be ever called on for an additional cash infusion.

CRYO-CELL agrees not to offer Partnerships for any new units in the above territory until the unit identified above has generated a minimum of 33,000 "paid for" half-spaces at $50.00 (or more) per year, so as not to negatively impact Partner's entitlement.

CRYO-CELL shall have the opportunity to operate additional units in the territory without a partnership. However, if CRYO-CELL decides to enter into such an agreement, Partner shall be granted first right of refusal to participate in a partnership for an additional unit under the same financial terms and conditions as the above unit. CRYO-CELL will, as soon as possible, refill any empty spaces that result from attrition, by immediately diverting all new storage specimens to the above unit until it has been refilled to capacity.

CRYO-CELL will hold Partner harmless against any claims resulting from cellular storage activities.

CRYO-CELL agrees to provide marketing tapes, brochures and sales aides at no cost to Partner.

Terms of this Revenue Sharing Partnership agreement cannot be changed unless mutually agreed to, in writing, by the Partner and CRYO-CELL (or any successor entity).

Agreed to this 30th day of November, 1996.

CRYO-CELL International, Inc.           Saint Vincent Hospital, L.L.C.
                                        One Third-Single Unit Revenue
                                        Sharing Partner

By:  /s/ WILLIAM C. HARDY               By:  /s/ CHARLES N. MARTIN, JR.
     ------------------------                --------------------------
William C. Hardy                        Name:    Charles N. Martin, Jr.
President & Chief Operating Officer     Title:   Chairman, President & CEO